                                                  EXHIBIT 10.1

          [NOTE:  CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN
          MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN
          REQUESTED FOR THIS CONFIDENTIAL INFORMATION.  THE
          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED
          SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

[CBS LOGO AND CBS SPORTS LETTERHEAD]

Mr. Lawrence L. Epstein
VP of Finance & CFO
15 Princess Road
Lawrenceville, N.J.  08648

Dear Larry:                                     November 5, 1998

This letter will confirm the agreement of Princeton Video Image, Inc. ("PVI") and CBS Sports, A Division of CBS Broadcasting Inc. ("CBS") with regard to PVI providing exclusively to CBS services using the system developed by PVI ("PVI System") for the real-time electronic insertion of images ("Electronic Images") into live television broadcasts of NFL football games.

PVI and CBS hereby agree as follows:

1. Using its own proprietary hardware and software system, PVI will provide the insertion of Electronic Images into the CBS television broadcasts listed on Exhibit I attached hereto. From the date hereof through the 1998 AFC Championship Game PVI will not provide the PVI System and services set forth below to any other television broadcaster for NFL football games. It is initially contemplated that PVI will provide inserts during all such live broadcasts in up to three (3) camera feeds for each game and that the inserts will consist of an indication of the location of the first down yard marker. Such inserts will include promotional material or advertising for CBS and others as CBS so elects.

2. To enable PVI to provide its services, CBS will provide PVI reasonable advance access to all games, access to game television production sites and the cooperation of those broadcasting the games. No persons other than PVI personnel shall have access to PVI Systems without PVI's written consent.

3. CBS will be responsible for obtaining all rights and permissions ("Required Permissions") from the NFL required to enable PVI to provide the services contemplated hereunder. This agreement is contingent upon CBS receiving approval from the NFL after CBS demonstrates the technology to the NFL. CBS has obtained the required permissions and approval from the NFL to enable PVI to provide the services hereunder.

4. CBS and PVI will mutually agree on the services to be provided, including image location, content and appearance of Electronic Images.

5. PVI will work cooperatively with CBS to identify sponsors for Electronic Image advertising for use in college football game broadcasts. To the extent that advertisers acceptable to CBS can be identified by PVI, CBS will be solely responsible for negotiating arrangements with such advertisers for their participation in Electronic Image advertising utilizing the PVI System. If CBS can reach agreements with such advertisers, then CBS will discuss with PVI an agreement between PVI and CBS for the inclusion of such advertisers in Electronic Images for college football games. CBS shall be under no obligation to use the Electronic Images in any college game broadcasts.

6. In consideration for the services provided in paragraph 1 and for all rights granted herein, for the games listed on
     Exhibit I, CBS will pay to PVI the total aggregate sum of [CONFIDENTIAL TREATMENT REQUESTED].

7. PVI does not warrant that PVI will be able to provide uninterrupted or error free services to CBS for any game broadcast utilizing the PVI System; provided, however, PVI will use its best efforts to correct the problem causing the error as soon as practicable. If PVI is unable to provide the PVI System for any game on Exhibit I or if during any game the PVI System does not function properly, the total sum due hereunder will be reduced pro rata.

8.   [CONFIDENTIAL TREATMENT REQUESTED]

9. PVI, at its sole cost expense, will obtain and maintain in force, with an insurance carrier acceptable to CBS, insurance coverage as follows: (i) errors and omission insurance covering intellectual property having standard coverage, including, but not limited to, coverage with respect to infringement of common law or statutory copyright, patents, trademarks, infringement of rights in material to be broadcast or in the manner of presentation thereof and unauthorized use of material; (ii) Commercial General Liability Insurance and
     (iii) Workers Compensation Insurance. CBS will be a named insured on all such policies.

10.  [CONFIDENTIAL TREATMENT REQUESTED]

11. CBS acknowledges that it does not have nor will it gain any right, title or other proprietary interest in any of PVI's patents, patent rights, copyrights, trade names, service marks, trade secrets and confidential information relating to the PVI system as a result of this Agreement.

12. CBS will provide PVI an appropriate, in CBS's sole discretion, on screen credit in each broadcast in which PVI provides services.

13. PVI represents and warrants that it has all necessary patent, copyright and other intellectual property rights which are necessary to enter into this Agreement and provide such services making use of the PVI System.

14. The rights and obligations of CBS and PVI shall be governed by and construed in accordance with the laws of the State of New York.

The parties intend that provisions customary in agreements of this nature including but not limited to those covering warranties, indemnities, assignments, force majeure and breach, shall be applicable to this Letter Agreement. The details of such provisions shall, together with the provisions hereof, be incorporated into a more formal agreement which when executed, shall replace this Letter Agreement.

If these terms are acceptable to you, please sign the enclosed copy of this letter and return it to me.

                              Very truly yours,

ACCEPTED AND AGREED:          CBS SPORTS
                              A Division of CBS Broadcasting Inc.
PRINCETON VIDEO IMAGE, INC.



By  /s/Lawrence L. Epstein    By /s/ Tony Petitti
    ----------------------       ---------------------------

                             EXHIBIT I

Attached hereto and made a part of the Agreement dated as of October 26, 1998, between CBS SPORTS (herein called CBS) and
PRINCETON VIDEO IMAGE, INC.

Date         League       Teams
----         ------       -----

11/26/98     NFL          Pittsburgh   @   Detroit

12/19/98     NFL          NY Jets      @   Buffalo

12/26/98     NFL          Kansas City  @   Oakland

1/99         NFL          AFC Wildcard Game

1/99         NFL          AFC Playoff #1

1/99         NFL          AFC Playoff #2

1/99         NFL          AFC Championship Game